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                                                                    EXHIBIT 23.2

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the 1995 Employee Stock Purchase Plan, 1994 Stock Plan and 1995 Directors' Stock Option Plan of Connetics Corporation and to the incorporation by reference of our report dated January 15, 1998 with respect to the financial statements of Connetics Corporation included in the its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG LLP
                                       /s/ Ernst & Young LLP


Palo Alto, California
July 2, 1998


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